EXHIBIT 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of March 18, 2010 by and between SILICON VALLEY BANK (“Bank”) and WIRELESS RONIN TECHNOLOGIES, INC. (“Grantor”).

RECITALS

A.           Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).  Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works (as each term is described below) to secure the obligations of Grantor under the Loan Agreement.

B.           Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

1.           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

2.           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

3.           Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

4.           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

5.           Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

       6.           All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

7.           Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

8.           All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

9.           All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

10.           All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement.  The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity.  Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed as a sealed instrument under the laws of the State of Illinois, by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	WIRELESS RONIN TECHNOLOGIES, INC.

5929 Baker Road, Suite 475	By: /s/ Darin McAreavey
Attn: Mr. Darin McAreavey	Name: Darin McAreavey
Fax: (952) 974-7887	Title: CFO
E-mail: dmcareavey@wirelessronin.com

BANK:

Address of Bank:	SILICON VALLEY BANK

380 Interlocken Crescent, Suite 600	By: /s/ Adam Glick
Broomfield, Colorado 80021	Name: Adam Glick
Attn: Mr. Adam Glick	Title: Relationship Manager
Fax: (303) 469-9088
E-mail: aglick@svb.com

EXHIBIT A

Copyrights

None

EXHIBIT B

Patents

Country	Description	Registration/ Application Number	Registration/ Application Date
United States	Digital Signage Redundancy	12/037,804	2/26/2008
Canada	Digital Signage Redundancy	2629946	4/25/2008
United States	Animation Framework	12/390,881	2/23/2009
United States	Animation Framework	61/031,620	2/26/2008
United States	Universal Template Generator	12,390,869	2/23/2009
United States	Universal Template Generator	61/031,627	2/26/2008
United States	Video Display for use in Selected Rooms of a Site	10/945,042	9/20/2004
United States	Dynamic Table Signage System and Process	10/945,238	9/20/2004
United States	Image Data Distribution System and Processes	10/683,573	10/10/2003
United States	Wireless Internet Communicator	D463,420	9/24/2002

EXHIBIT C

Trademarks

Country	Description	Registration/ Application Number	Registration/ Application Date
United States	Communicating at Life Speed	3,486,425	8/12/2008
Canada	Communicating at Life Speed	744472	7/31/2009
European Union	Communicating at Life Speed	5486411	10/31/2007
United States	McGill	77,262,113	8/22/2007
European Union	Ronin Cast	3760642	7/6/2005
United States	Ronin Cast	3,090,983	5/9/2006
United States	Ronin Digital	77,262,123	8/22/2007
United States	Ronincast	3,590,899	3/17/2009
Canada	Ronincast	TMA721167	8/18/2008
European Union	Ronincast	5269436	8/1/2007
United States	Ronincast	3,353,922	12/11/2007
Canada	Ronincast	1356987	7/24/2007
European Union	Ronincast	6131502	7/8/2008
United States	Ronincast	3,558,113	1/6/2009
United States	Wireless Ronin	2,784,645	11/18/2003
United States	Wireless Ronin	3,689,055	9/29/2009
Canada	WR	1384489	2/22/2008

EXHIBIT D

Mask Works

None